UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 2, 2008 (December 19, 2007)

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

000-22537-01		23-2215075
(Commission File Number)		(IRS Employer Identification No.)

Philadelphia and Reading Avenues, Boyertown, PA		19512
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 367-6001

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Definitive Material Agreement.

Revolving Loan Agreement

Effective December 19, 2007, National Penn Bancshares, Inc. (“National Penn”) and its wholly-owned subsidiary, National Penn Investment Company (“NPIC”), a Delaware corporation, entered into a one-year renewal of the agreement dated January 19, 2006 between them (the “Loan Agreement”) providing for a revolving line of credit under which National Penn may borrow, repay and reborrow during the term of the Loan Agreement up to an aggregate outstanding principal amount of $15,000,000.  The loan is further evidenced by a revolving credit promissory note in the amount of $15,000,000 executed by National Penn in favor of NPIC.

The Loan Agreement, as renewed, has a term of one year, ending on January 19, 2009 at which point all amounts due under the Loan Agreement will become immediately due and payable in full by National Penn and the Loan Agreement will terminate. In the absence of an event of default under the Loan Agreement, any borrowing by National Penn shall bear interest at a rate equal to the prime rate announced by National Penn Bank (the “Prime Rate”).  Upon the occurrence and during the continuance of any event of default, National Penn will pay interest on any principal balance then outstanding, at the rate equal to the Prime rate plus three percent (3%) per year.  National Penn will pay interest monthly in arrears on the first business day of each month.

Under the Loan Agreement, National Penn has the right, at any time, on one business day’s notice to NPIC to reduce the amount of the revolving line of credit or to terminate the Loan Agreement, without penalty or premium, as long as, on the effective date of such a termination or reduction National Penn pays the outstanding amount in full, in the case of a termination, and, in the case of a reduction, pays the amount, if any, by which the aggregate outstanding principal balance of any loan exceeds the amount of the new line of credit, together with accrued interest on the amount prepaid.  NPIC has the right to terminate the line of credit without notice to National Penn upon the occurrence of any event of default under the Loan Agreement.  As more fully described in the Loan Agreement, an event of default generally means:

•	Default in the payment of any amount payable to NPIC when due;

•	Default in National Penn’s performance, or breach of any covenant or warranty by National Penn which is not cured in 30 days;

•	Default (after expiration of any applicable cure or grace periods) in its payment or performance of any obligation another under any material contract; or

•	Institution of bankruptcy or similar proceedings by or against National Penn.

Also, effective December 19, 2007, in connection with its obligations under the Loan Agreement, as renewed, NPIC entered into a one-year renewal of the loan agreement entered into on January 19, 2006 with National Penn Bank (the “Bank Loan Agreement”).  The Bank Loan Agreement, as renewed, provides for a loan of $15,000,000 to NPIC, the proceeds of which NPIC is using to fund loans made to National Penn under the Loan Agreement, as renewed.  Consistent with the requirements of Regulation W, the loan from National Penn Bank to NPIC is secured by a portfolio of securities owned by NPIC, which are valued at more than $20,000,000 and are held in an account at Christiana Bank and Trust Company (“Christiana”).  This account is subject to a securities account control agreement between Christiana, as securities intermediary, National Penn Bank, as secured party and NPIC, as the owner of such account.  NPIC has executed a pledge agreement by which it has pledged all of its right, title and interest to the securities held in that account in favor of National Penn Bank, as collateral securing the $15,000,000 loan.

Section 2 — Registrant’s Financial Information

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See the description contained in Item 1.01 above, which is incorporated by reference herein.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

4.1
Form of Loan Agreement between National Penn Investment Company, as Lender and National Penn Bancshares, Inc., as Borrower. (Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K dated January 25, 2006.)

4.2	Form of Revolving Credit Note, executed by National Penn Bancshares, Inc. (Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K dated January 25, 2006.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

Date:	January 2, 2008	By:	/s/ Glenn E. Moyer
			Name:	Glenn E. Moyer
			Title:	President and CEO